UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 18, 2017

(Date of earliest event reported)

IBM CREDIT LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55786	22-2351962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS employer identification number)

Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

914-765-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 18, 2017, IBM Credit LLC (the “Company”) established a commercial paper program (the “Program”), under which the Company may issue unsecured commercial paper notes (the “Notes”)  from time to time on a private placement basis up to a maximum aggregate amount outstanding at any time of $5,000,000,000.  The proceeds of the Notes are expected to be used for general corporate purposes, including, among other items, the repayment of indebtedness and other short-term liquidity needs.  A national bank will act as an issuing and paying agent under the Program, and several commercial paper dealers will each act as a dealer under the Program (each a “Dealer” and, collectively, the “Dealers”) under the terms and conditions of a commercial paper dealer agreement entered into between the Company and each Dealer (a “Dealer Agreement”). Each Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions.  The maturities of the Notes will vary but may not exceed 364 days from the date of issue. The Notes will be sold under customary terms in the private placement commercial paper market, and will be issued either at a discount from par, or at par, and bear  interest rates as agreed upon by the Dealer and the Company.   The Notes, when issued, will constitute rated debt under the terms of a support agreement between the Company and International Business Machines Corporation dated May 2, 2017.  The Company may modify, amend or terminate the support agreement with respect to the Notes in the manner consistent with the support agreement.  From time to time, one or more of the Dealers and certain of their respective affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to the Company and its affiliates for which such Dealer has received or will receive customary fees and expenses.  The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered and sold except in compliance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to purchase any Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 18, 2017

	By:	/s/ Elizabeth Barzelatto
Elizabeth Barzelatto
Treasurer